As filed with the Securities and Exchange Commission on July 23, 1997 Registration No. _________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             REGISTRATION STATEMENT
                                       on
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               NEUREX CORPORATION
             [Exact name of Registrant as specified in its charter]

                      Delaware                     77-0128552
             (State or other jurisdiction        (I.R.S. Employer
                     of incorporation)            Identification No.)

                                3760 Haven Avenue
                          Menlo Park, California 94025
                    (Address of Principal Executive Offices)

        Neurex Corporation 1988 Employee and Consultant Stock Option Plan
              Neurex Corporation 1997 Employee Stock Purchase Plan
                              (Full title of Plans)

                               Paul Goddard, Ph.D.
                      Chairman and Chief Executive Officer
                               Neurex Corporation
                                3760 Haven Avenue
                          Menlo Park, California 94025
                                 (415) 853-1500
            (Name, address and telephone number of agent for service)

             Copies to:                Wise & Shepard
                                       3030 Hansen Way, Suite 100
                                       Palo Alto, California 94304
                                       (415) 856-1200
                                       Attention:  Thomas L. Barton, Esq.

               Approximate date of commencement of proposed sales:
                   From time to time after the effective date
                         of this Registration Statement
================================================================================
                         CALCULATION OF REGISTRATION FEE

     --------------------------- -------------------------- -------------------------- -------------------------- ------------------
      Title of each class of                                        Proposed               Proposed maximum          Amount of
         securities to be        Amount to be registered     maximum offering price           aggregate             registration
            registered                                           per share (1)            offering price (1)          fee (1)
     --------------------------- -------------------------- -------------------------- -------------------------- ------------------
           Common Stock,
          par value $0.01                 400,000(2)                 $13.00                    $5,200,000            $1,575.76
     --------------------------- -------------------------- -------------------------- -------------------------- ------------------
     --------------------------- -------------------------- -------------------------- -------------------------- ------------------
           Common Stock,
          par value $0.01                1,000,000(3)                $13.00                   $13,000,000            $3,939.39
     --------------------------- -------------------------- -------------------------- -------------------------- ------------------
     --------------------------- -------------------------- -------------------------- -------------------------- ------------------
               Total                    1,400,000                                             $18,200,000             $5515.15
     --------------------------- -------------------------- -------------------------- -------------------------- ------------------

(1) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the bid and asked prices for Neurex Corporation Common Stock on the NASDAQ National Market System on July 17, 1997.

(2) Shares reserved for issuance under the Neurex Corporation 1997 Employee Stock Purchase Plan.

(3) Shares reserved for issuance under the Neurex Corporation 1988 Employee and Consultant Stock Option Plan (in addition to 3,311,111 shares previously registered on Form S-8 File No. 33-76976 and Form S-8 filed on May 6, 1996.)

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS (fn 1)

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have heretofore been filed by Neurex Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

   1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996.

   2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.


   3.  The  Company's Proxy  Statement for its Annual  Meeting, dated April 15,
       1997.

   4. The description of the Company's Common Stock contained in a Registration Statement on Form S-1 (File No. 33-96840) filed under the 1933 Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the respective dates of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.


-----------------------------------------------------------------------------
1 This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.
-------------------------------------------------------------------------------

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock registered hereunder will be passed upon for the Company by Wise & Shepard LLP, Palo Alto, California. As of the date of this Form S-8, Thomas L. Barton, a partner of Wise & Shepard LLP, and General Counsel, Secretary and a Director of the Company, holds 119,000 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages, for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision and the Certificate of Incorporation does not eliminate the duty of care and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard of the director's duty to the Company or its stockholders where the director was aware or should have been aware of the risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect the director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

         The Company has an insurance policy covering the liability and expenses which might be incurred in connection with lawful indemnification of directors and officers of the Company and its majority owned subsidiaries for certain liabilities and expenses of such directors and officers for acts in those capacities. Such directors and officers are also insured against certain liabilities and expense incurred for acts in such capacities and for which they are not entitled to indemnification by the Company.

         The Company's Bylaws provide that the Company has the power to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibits listed in the following Exhibit Index are filed as part of, or incorporated by reference into, this Registration Statement.

Exhibit            Number Description

4.1 Amended and Restated Certificate of Incorporation of Neurex Corporation, dated September 27, 1993 (filed as Exhibit 3.1 to Registrant's Form 10-K for the fiscal year ended September 30, 1993, file number 0-19874, and incorporated herein by reference).


4.2 Amended and Restated Bylaws of Neurex Corporation, as adopted by the Board of Directors and Stockholders November 6, 1987 and as amended on March 3, 1988, January 1, 1989, November 16, 1989 and December 8, 1992 (filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1, File No. 33-63888 and incorporated herein by reference).

4.3                Neurex Corporation Amended 1988 Employee and Consultant Stock
                   Option Plan*

4.4                1997 Employee Stock Purchase Plan*

5                  Opinion of Wise & Shepard LLP*

23.1               Consent of Wise & Shepard LLP (included in Exhibit 5)


23.2               Consent of Ernst & Young LLP, Independent Auditors*

24                 Power of Attorney (included on signature page hereto)
------------------------------------------------------------------------------

 *       filed herewith


Item 9.  Undertakings.

(1)      The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 17th day of July, 1997.

                                            NEUREX CORPORATION

                                            By:  /s/  Paul Goddard
                                                 Paul Goddard, Ph.D.
                                                 Chairman of the Board
                                                 Chief Executive Officer,
                                                 President and Director


                                POWER OF ATTORNEY
         Know all men by these presents, that each officer or director of Neurex Corporation whose signature appears below constitutes and appoints Paul Goddard and John Varian, and each of them severally her/his true and lawful attorney-in-fact and agent, with full and several power of substitution, for her/him and in her/his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or she/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her/his or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates set forth opposite their signature.

             Signature                    Title                                         Date

/s/     Paul Goddard, PhD.                Chairman of the Board,                        July 17, 1997
----------------------------------
        Paul Goddard, Ph.D.               Chief Executive Officer, President and
                                          Director (Principal Executive Officer)

/s/     John Varian                       Vice President of Finance and                 July 17, 1997
----------------------------------
        John Varian                       Administration, Chief Financial
                                          Officer and Treasurer (Principal
                                          Financial and Accounting Officer)

/s/     Roberto Crea, Ph.D.               Senior Vice President of Research and         July 17, 1997
----------------------------------
        Roberto Crea, Ph.D.               Technology Development and Director

/s/     Robert R.  Luther, M.D.           Executive Vice-President                      July 17, 1997
----------------------------------
        Robert R. Luther, M.D.            of Development and Director

/s/     Thomas L. Barton                  General Counsel, Secretary and                July 17, 1997
----------------------------------
        Thomas L. Barton                  Director

/s/     David L. Anderson                 Director                                      July 17, 1997
----------------------------------
        David L. Anderson

/s/     Gerard N. Burrow, M.D.            Director                                      July 17, 1997
----------------------------------
        Gerard N. Burrow, M.D.

/s/     John F. Chappell                  Director                                      July 17, 1997
----------------------------------
        John F. Chappell

/s/     Ray L.  Egan                      Director                                      July 17, 1997
----------------------------------
        Ray L. Egan

/s/     John W. Glynn                     Director                                      July 17, 1997
----------------------------------
        John W. Glynn

/s/     Howard E. Greene, Jr.             Director                                      July 17, 1997
----------------------------------
        Howard E. Greene, Jr.



===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                      Under

                           The Securities Act of 1933




                               Neurex Corporation
               (Exact name of issuer as specified in its charter)



================================================================================

                               Neurex Corporation




Exhibit Number    Description                                         Sequential
                                                                     Page Number

4.3               Neurex  Corporation  Amended 1988 Employee                 10
                  and Consultant Stock Option Plan

4.4               Neurex  Corporation  1997  Employee  Stock                 20
                  Purchase Plan

5                 Opinion of Wise & Shepard LLP                              31

23.2              Consent of Ernst & Young LLP, Independent                  34
                  Auditors